Exhibit 5.1

HUNTON ANDREWS KURTH LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL 214 • 979 • 3000 FAX 214 • 880 • 0011

November 5, 2018

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, TX 77301

Registration Statement on Form S-8

Spirit of Texas Bancshares, Inc. – 2008 Stock Plan, as amended

Spirit of Texas Bancshares, Inc. – 2017 Stock Incentive Plan

Ladies and Gentlemen:

We have acted as special counsel to Spirit of Texas Bancshares, Inc., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register 2,203,672 shares of the Company’s common stock, no par value per share (the “Shares”), issuable pursuant to the Spirit of Texas Bancshares, Inc. 2008 Stock Plan, as amended, and the Spirit of Texas Bancshares, Inc. 2017 Stock Incentive Plan (collectively, the “Plans”), as referenced in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of the opinion expressed below, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary, including (i) the Company’s Amended and Restated Certificate of Formation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the resolutions of the Company’s Board of Directors approving the Plans and authorizing registration and the issuance of the Shares, (v) copies of the Plans, (vi) the Registration Statement and (vi) a certificate issued by the Texas Secretary of State on the date hereof to the effect that the Company is authorized to transact business under the laws of Texas.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons and (iv) the genuineness of all signatures not witnessed by us.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Spirit of Texas Bancshares, Inc.

November 5, 2018

We do not purport to express an opinion on any laws other than the laws of the State of Texas.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1.    The Company is a corporation validly existing and in good standing under the laws of the State of Texas.

2.    The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the applicable Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP